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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 14, 1995, except for Note 11, as to which the date is August 4, 1995, with respect to the financial statements of Amati Communications Corporation included in this Registration Statement and related Prospectus of ICOT Corporation for the registration of 6,788,924 shares of its common stock.

                                          ERNST & YOUNG LLP


San Jose, California
October 16, 1995